UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2006

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23415	22-3062052
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

4538 S. 140th Street, Omaha, Nebraska 68137
(Address of principal executive offices, including Zip Code)

(402) 614-0258
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01    Other Events.

Quotations for the common stock of Gabriel Technologies Corporation, a Delaware corporation (the “Company”), are not available on the NASDAQ Stock Market's OTC Bulletin Board ("OTCBB") as of the opening of trading on November 17, 2006. The Company’s common stock continues to be available for trading and is being quoted under the ticker symbol GWLK on the Pink Sheets operated by Pink Sheets LLC (www.pinksheets.com).

At the present time, the Company's common stock is not eligible for quotation on the OTCBB because the Company was unable to include audited financial statements and a Report of Independent Registered Public Accounting Firm in the Company’s Annual Report on Form 10-KSB for the year ended June 30, 2006 that was filed on November 16, 2006. The audit of the Company's financial statements for this period is ongoing, but was delayed due to the sudden illness of the managing audit partner of the Company’s independent registered public accounting firm (the "Independent Auditors"). The Independent Auditors have advised the Company that they expect the audit to be completed next week.

When the audit of such statements is completed and a Report of Independent Registered Public Accounting Firm is issued, the Company intends to file an amended Annual Report on Form 10-KSB containing its audited financial statements and such report. After such filing, the Company's common stock will again be eligible for quotation on the OTCBB.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gabriel Technologies Corporation

Dated: November 17, 2006	By:	/s/ Keith Feilmeier
Keith Feilmeier President